Exhibit 99.1

Pixelworks Reports First Quarter 2024 Financial Results
Total Revenue Increased 61% Year-over-Year;
Mobile Revenue Grew nearly 200% Year-over-Year, Reaching a Record 61% of Total Revenue

PORTLAND, Ore., May 14, 2024 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the first quarter ended March 31, 2024.
First Quarter and Recent Highlights
•Total revenue increased 61% year-over-year, driven by strong growth in mobile revenue
•Mobile revenue grew year-over-year to $9.8 million, reflecting increased shipments of X-series visual processors for smartphones and an expanded number of TrueCut Motion™ engagements
•GAAP gross margin expanded almost 600 basis points sequentially and 670 basis point year-over-year to 50.5%, primarily driven by revenue mix comprised of newer generation mobile visual processors
•Transsion, a global tier-one manufacturer of smart devices, launched the Infinix GT 20 Pro smartphone in emerging market geographies, incorporating Pixelworks’ X5 Turbo visual processor
•vivo's newly launched iQOO Z9 Turbo smartphone incorporated the Pixelworks’ X5 Turbo visual processor, extending a more immersive, high-frame-rate gaming experience to the mid-tier device market
•Diablo® Immortal™, co-developed by Blizzard Entertainment® and NetEase, became latest AAA mobile game to integrate Pixelworks’ IRX Rendering Accelerator SDK for superior visual experiences on IRX certified devices
•Legendary Pictures’ Godzilla x Kong: New Empire was released globally by Warner Bros. to select premium format theaters in TrueCut Motion format
•Universal Pictures released DreamWorks Animation's Kung Fu Panda 4 in TrueCut Motion format to both 3D and 2D premium theaters, showcasing the enhanced motion look of cinematic high-frame-rate
“First quarter revenue was slightly above the midpoint of guidance and reflected the anticipated March quarter seasonality following our record mobile revenue in the fourth quarter,” stated Todd DeBonis, President and CEO of Pixelworks. “Year-over-year, mobile revenue was up almost 3x and represented a record 61% of total revenue for the quarter. Additionally, gross margin expanded nearly 600 basis points sequentially, which together with well managed operating expenses, resulted in minimal cash used from operations during the first quarter.
“Our recently announced mobile wins, including Transsion’s Infinix GT 20 Pro smartphone and vivo's newly launched iQOO Z9 Turbo, represent notable traction on our two-pronged strategy aimed at increased penetration of the mid- to lower-tier device market as well as expanded adoption in smartphone models targeted for outside of China. With the Infinix GT 20 Pro smartphone, Transsion not only became our fifth tier-one handset customer, they are the first to introduce Pixelworks’ visual processing technology to sub-$350 phones in emerging markets. Additionally, we continued to expand the ecosystem for our TrueCut Motion platform with additional industry-leading studios and new motion pictures released to premium format theaters in TrueCut Motion format.
“We remain focused on operational execution in a challenging environment, while also continuing to navigate a dynamic smartphone market in China. As part of our strategy, together with new product initiatives and broader gaming ecosystem engagements, we are driving to expand our targeted addressable market and the long-term growth potential of our mobile business. We look forward to achieving additional key milestones across our mobile and TrueCut Motion businesses throughout the balance of the year.”

First Quarter 2024 Financial Results
Revenue in the first quarter of 2024 was $16.1 million, compared to $20.1 million in the fourth quarter of 2023 and $10.0 million in the first quarter of 2023. The year-over-year increase in first quarter revenue was driven by strong growth in the Company’s mobile business, which expanded to 61% of total revenue for the quarter.
On a GAAP basis, gross profit margin in the first quarter of 2024 was 50.5%, compared to 44.7% in the fourth quarter of 2023 and 43.8% in the first quarter of 2023. First quarter 2024 GAAP operating expenses were $13.6 million, compared to $13.1 million in the fourth quarter of 2023 and $14.7 million in the year-ago quarter.
On a non-GAAP basis, first quarter 2024 gross profit margin was 50.7%, compared to 44.8% in the fourth quarter of 2023 and 44.1% in the year-ago quarter. First quarter 2024 non-GAAP operating expenses were $12.6 million, compared to $12.0 million in the fourth quarter of 2023 and $13.6 million in the year-ago quarter.
For the first quarter of 2024, the Company recorded a GAAP net loss of $5.1 million, or ($0.09) per share, compared to a GAAP net loss of $3.7 million, or ($0.07) per share, in the fourth quarter of 2023, and a GAAP net loss of $9.4 million, or ($0.17) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”.
For the first quarter of 2024, the Company recorded a non-GAAP net loss of $4.0 million, or ($0.07) per share, compared to a non-GAAP net loss of $2.6 million, or ($0.05) per share, in the fourth quarter of 2023, and a non-GAAP net loss of $8.2 million, or ($0.15) per share, in the first quarter of 2023.
Adjusted EBITDA in the first quarter of 2024 was a negative $3.2 million, compared to a negative $1.9 million in the fourth quarter of 2023 and a negative $7.8 million in the year-ago quarter.
Cash and cash equivalents at the end of the first quarter of 2024 were $46.2 million, compared to $47.5 million at the end of the fourth quarter of 2023 and $62.8 million at the end of the first quarter of 2023.
Business Outlook
The Company’s current business outlook, including guidance for the second quarter of 2024, will be discussed as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, May 14, 2024, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, MotionEngine, TrueCut Motion and the Pixelworks logo are trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude stock-based compensation expense which is required under GAAP. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific item listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about expected adoption rates, increased volumes, new product introductions, gross margin expansion, and achievement of quarterly breakeven results. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual adoption rate of our TrueCut Motion technology or of high frame rate content by the motion picture and streaming video industries; the actual performance of the motion picture and streaming video industries; the actual performance of the smartphone market throughout 2024; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Revenue, net	$16,054	$20,074	$9,966
Cost of revenue (1)	7,940	11,098	5,599
Gross profit	8,114	8,976	4,367
Operating expenses:
Research and development (2)	8,073	6,953	8,666
Selling, general and administrative (3)	5,534	6,151	6,072
Total operating expenses	13,607	13,104	14,738
Loss from operations	(5,493)	(4,128)	(10,371)
Interest income and other, net	434	435	671
Loss before income taxes	(5,059)	(3,693)	(9,700)
Provision for income taxes	105	39	34
Net loss	(5,164)	(3,732)	(9,734)
Less: Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	98	(12)	338
Net loss attributable to Pixelworks Inc.	$(5,066)	$(3,744)	$(9,396)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.09)	$(0.07)	$(0.17)
Weighted average shares outstanding - basic and diluted	57,472	56,895	55,720
——————
(1) Includes stock-based compensation	18	22	24
(2) Includes stock-based compensation	330	396	491
(3) Includes stock-based compensation	727	701	651

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,114	$8,976	$4,367
Stock-based compensation	18	22	24
Non-GAAP gross profit	$8,132	$8,998	$4,391
Non-GAAP gross profit margin	50.7%	44.8%	44.1%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$13,607	$13,104	$14,738
Reconciling item included in research and development:
Stock-based compensation	330	396	491
Reconciling items included in selling, general and administrative:
Stock-based compensation	727	701	651
Total reconciling items included in operating expenses	1,057	1,097	1,142
Non-GAAP operating expenses	$12,550	$12,007	$13,596
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(5,066)	$(3,744)	$(9,396)
Reconciling items included in gross profit	18	22	24
Reconciling items included in operating expenses	1,057	1,097	1,142
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,991)	$(2,625)	$(8,230)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.07)	$(0.05)	$(0.15)

Non-GAAP weighted average shares outstanding - basic and diluted	57,472	56,895	55,720

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2024		2023		2023
	Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.09)	$(0.09)	$(0.07)	$(0.07)	$(0.17)	$(0.17)
Reconciling items included in gross profit	—	—	—	—	—	—
Reconciling items included in operating expenses	0.02	0.02	0.02	0.02	0.02	0.02
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.07)	$(0.07)	$(0.05)	$(0.05)	$(0.15)	$(0.15)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	50.5%	44.7%	43.8%
Stock-based compensation	0.1	0.1	0.2
Total reconciling items included in gross profit	0.1	0.1	0.2
Non-GAAP gross profit margin	50.7%	44.8%	44.1%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(5,066)	$(3,744)	$(9,396)
Stock-based compensation	1,075	1,119	1,166
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,991)	$(2,625)	$(8,230)
EBITDA adjustments:
Depreciation and amortization	$1,109	$1,076	$1,081
Non-GAAP interest income and other, net	(434)	(435)	(671)
Non-GAAP provision (benefit) for income taxes	105	39	34
Adjusted EBITDA	$(3,211)	$(1,945)	$(7,786)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$46,193	$47,544
Accounts receivable, net	7,350	10,075
Inventories	3,357	3,968
Prepaid expenses and other current assets	2,104	3,138
Total current assets	59,004	64,725
Property and equipment, net	7,656	5,997
Operating lease right of use assets	4,929	4,725
Other assets, net	1,813	2,115
Goodwill	18,407	18,407
Total assets	$91,809	$95,969
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,821	$2,416
Accrued liabilities and current portion of long-term liabilities	8,347	9,692
Current portion of income taxes payable	182	189
Total current liabilities	12,350	12,297
Long-term liabilities, net of current portion	970	1,373
Deposit liability	13,683	13,781
Operating lease liabilities, net of current portion	2,777	2,567
Income taxes payable, net of current portion	981	939
Total liabilities	30,761	30,957
Redeemable non-controlling interest	27,692	28,214
Total Pixelworks, Inc. shareholders’ equity	9,450	12,541
Non-controlling interest	23,906	24,257
Total shareholders' equity	33,356	36,798
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$91,809	$95,969

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com